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                                 EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

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SUBSIDIARY                                             STATE OF INCORPORATION
----------                                             ----------------------
West Suburban Bank                                     Illinois

West Suburban Bank of Downers Grove/Lombard            Illinois

West Suburban Bank of Darien                           Illinois

West Suburban Bank of Carol Stream/Stratford Square    Illinois

West Suburban Bank of Aurora, F.S.B.                   Federally-chartered

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